UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	December 30, 2010
(Date of earliest event reported)	(January 5, 2011)

Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Multimedia Games, Inc. (the “Company”) is filing this Current Report on Form 8-K to disclose that the Company entered into an amendment with both Uri L. Clinton, Senior Vice President, General Counsel and Corporate Secretary, and Mick D. Roemer, Senior Vice President – Sales, to the respective Executive Employment Agreements of Mr. Clinton and Mr. Roemer in order to cause such agreements to be in compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

A copy of each of the amended agreements is attached hereto as an Exhibit and is incorporated herein by reference. The foregoing description of each of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of each of the amended agreements.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed below are being furnished with this Form 8-K.

Exhibit No.	Description
10.1	Second Amendment to Executive Employment Agreement with Uri L. Clinton, dated December 30, 2010
10.2	First Amendment to Executive Employment Agreement with Mick D. Roemer, dated December 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: January 5, 2011	By:	/s/ Uri L. Clinton
Uri L. Clinton Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Executive Employment Agreement with Uri L. Clinton, dated December 30, 2010
10.2	First Amendment to Executive Employment Agreement with Mick D. Roemer, dated December 30, 2010